Exhibit 99.1

Delta Apparel Increases Revenue by 8% in the September Quarter

Reports expansion across all business units

Anticipates fourth quarter diluted EPS growth compared to prior year

GREENVILLE, S.C., October 15, 2020 -- Delta Apparel, Inc. (NYSE American: DLA), a leading provider of core activewear and lifestyle apparel products, today announced preliminary results for its 2020 fiscal year fourth quarter.

The Company anticipates overall net sales for the fourth quarter of its 2020 fiscal year to be approximately $116 million, up about 8% compared to $108 million in the prior year period, with growth in each of its business units. The Delta Group and Salt Life Group segments are expected to report fourth quarter year-over-year net sales growth of approximately 8% and 12%, respectively. The Company also expects to report an expansion of operating income in the fourth quarter compared to prior year, exceeding its prior commitment to deliver fourth quarter profitability on both a reported and adjusted basis.

Robert W. Humphreys, the Company’s Chairman and Chief Executive Officer, commented, “In what has remained an unprecedented period for our nation and our industry, we are proud of the strong finish to our 2020 fiscal year.  Our stellar preliminary fourth quarter sales results were broad-based with growth in each of our business units. The advantages of the Delta Apparel strategic model with our diversified sales channels and broad geographic footprint, combined with our unique, integrated manufacturing platform, once again contributed to remarkable results this quarter and positions us well for profitable growth into the foreseeable future.”

Humphrey’s continued, “Our Activewear business increased sales by over 5%, as demand remained strong for our Delta Catalog products.  We were particularly pleased with our team’s ability to ramp-up manufacturing quicker than we originally expected to service our private label customers and replenish our Catalog inventory levels, allowing growth in both of these channels within Activewear.  Consumers continued to actively seek Salt Life and Soffe products across multiple distribution channels with notable sales growth on our Soffe and Salt Life web sites of over 80% and 30%, respectively.  The Salt Life branded retail stores produced sales growth of over 120% from the prior year driven by same store sales growth combined with new door openings.”

The Company’s digital print business, DTG2Go, achieved net sales growth in the quarter of nearly 30% compared to prior year, driven by unit growth of approximately 35% during the quarter. As previously announced, the Company is expanding its DTG2Go digital print business with the opening of its first ‘On-Demand DC,’ a solution for retailers and brands to grow their business utilizing an integrated, on-demand fulfillment model.

Humphrey’s commented, “Our DTG2Go business continued to disrupt the industry with our unique on-demand model utilizing our proprietary technology and broad geographic footprint.  Customers are seeing the benefits of the seamless supply chain of Delta garments within our on-demand model, with DTG2Go’s usage of Delta Catalog blanks jumping to a new record of approximately 40% utilization compared to 20% in last year’s fourth quarter and 30% during the June quarter. This trend is promising as it creates a more efficient operation, reduces garment costs for our customers, and lowers working capital needs in the business. We are transforming the on-demand, fulfillment model, and the new ‘On-Demand DC’ is validation that DTG2Go is at the forefront revolutionizing the supply chain for the retail industry.”

Humphrey’s concluded, “I could not be prouder of the hard work and dedication of our employees in servicing our customers. All of their efforts to drive top line growth and support our manufacturing initiatives are expected to pay off in terms of expanded profitability this quarter. We look forward to discussing our final fourth quarter and full year results in more detail on our upcoming earnings call.”

Fourth Quarter and Full Year Fiscal 2020 Results on November 19, 2020

Final and complete financial results for the fiscal year 2020 fourth quarter ended October 3, 2020, will be released after the market close on November 19, 2020. At 4:30 p.m. ET on that day, the Company will also hold a conference call with senior management to discuss its financial results and business outlook. The Company invites you to join the call by dialing 866-248-8441. If calling from outside the United States, please dial 323-289-6581. A live webcast of the conference call will be available at www.deltaapparelinc.com. Please visit the website at least 15 minutes early to register for the teleconference webcast and download any necessary software. A replay of the call will be available through December 19, 2020. To access the telephone replay, participants should dial toll-free 844-512-2921. International callers can dial 412-317-6671. The access code for the replay is 2202392.

About Delta Apparel, Inc.

Delta Apparel, Inc., along with its operating subsidiaries, DTG2Go, LLC, Salt Life, LLC, and M.J. Soffe, LLC, is a vertically-integrated, international apparel company that designs, manufactures, sources, and markets a diverse portfolio of core activewear and lifestyle apparel products under the primary brands of Salt Life®, COAST®, Soffe®, and Delta. The Company is a market leader in the direct-to-garment digital print and fulfillment industry, bringing DTG2Go technology and innovation to the supply chain of its customers. The Company specializes in selling casual and athletic products through a variety of distribution channels and tiers, including outdoor and sporting goods retailers, independent and specialty stores, better department stores and mid-tier retailers, mass merchants and e-retailers, the U.S. military, and through its business-to-business e-commerce sites. The Company’s products are also made available direct-to-consumer on its websites at www.saltlife.com, www.coastapparel.com, www.soffe.com and www.deltaapparel.com as well as through its branded retail stores. The Company’s operations are located throughout the United States, Honduras, El Salvador, and Mexico, and it employs approximately 8,700 people worldwide. Additional information about the Company is available at www.deltaapparelinc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking” statements that involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the volatility and uncertainty of cotton and other raw material prices and availability; the general U.S. and international economic conditions; competitive conditions in the apparel industry; restrictions on our ability to borrow capital or service our indebtedness; deterioration in the financial condition of our customers and suppliers and changes in the operations and strategies of our customers and suppliers; changing consumer preferences or trends; our ability to successfully open and operate new retail stores; changes in economic, political or social stability at our offshore locations; significant interruptions within our manufacturing or distribution facilities or other operations; our ability to attract and retain key management; significant changes in our effective tax rate; interest rate fluctuations increasing our obligations under our variable rate indebtedness; the ability to raise additional capital; the ability to grow, achieve synergies and realize the expected profitability of acquisitions; the volatility and uncertainty of energy, fuel and other costs; material disruptions in our information systems; compromises of our data security; significant litigation in either domestic or international jurisdictions; recalls, claims and negative publicity associated with product liability issues; the ability to protect our trademarks and other intellectual property; and the other factors set forth in the "Risk Factors" contained in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and as updated in our subsequently filed Quarterly Reports on Form 10-Q. Except as may be required by law, Delta Apparel, Inc. expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Company Contact:

Deborah Merrill, 864-232-5200 x6620
investor.relations@deltaapparel.com

Investor Relations and Media Contact:
ICR, Inc.

Investors:
Tom Filandro, 646-277-1235

Media:
Jessica Liddell, 203-682-8208
DLAPR@icrinc.com